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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Paradigm Technology, Inc. of our report dated February 21, 1998, except as to Note 13, which is as of March 9, 1998, and except as to the first paragraph of Note 2, which is as of May 1, 1998, relating to the financial statements of Paradigm Technology, Inc., which appears in such Joint Proxy Statement/Prospectus. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 6, 1998